EXHIBIT 10.2

KORU MEDICAL SYSTEMS, INC.

2024 Omnibus Equity Incentive Plan

RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to this Restricted Stock Unit Award Agreement (this “Award Agreement”), and subject to the terms and conditions herein and in the KORU Medical Systems, Inc. 2024 Omnibus Equity Incentive Plan (the “Plan”), KORU Medical Systems, Inc. (the “Company”) grants an Award of restricted stock units (“RSUs”), as set forth below.

Summary of Award Terms:

Name of Grantee: ___________ (the “Grantee”)

Date of Grant: ____________, 2024 (the “Grant Date”)

Number of RSUs Granted: ___________

Vesting Schedule: Subject to the Grantee’s continued employment with the Company and the provisions of the Plan and this Award Agreement, the RSUs shall vest in four equal installments on ____________ and on the first, second and third anniversaries thereof.

Effect of Change of Control: Upon the occurrence of a Change in Control, 100% of the unvested RSUs shall immediately vest as of the date of the Change in Control.

Capitalized terms used in this Award Agreement, unless otherwise defined, shall have the meanings set forth in the Plan.

1.         Grant of RSUs.

(a)        Pursuant to Section 10 of the Plan, subject to the terms and conditions of this Award Agreement and the Plan, the Company hereby grants to the Grantee on the Grant Date an Award consisting of the RSUs. Each RSU represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in this Award Agreement and the Plan.

(b)       The RSUs shall be credited to a separate account maintained for the Grantee on the books and records of the Company (the “Account”). All amounts credited to the Account shall continue for all purposes to be part of the general assets of the Company.

2.         Vesting.

(a)       Except as otherwise provided herein, provided that the Grantee has not had a Termination of Affiliation on or before the applicable vesting date, the RSUs will vest in accordance with the Vesting Schedule set forth in the Summary of Award Terms above (the period during which restrictions apply, the “Restricted Period”). Once vested, the RSUs become “Vested Units.”

(b)       Except as otherwise specifically provided herein, if the Grantee’s Termination of Affiliation occur at any time before all of the Grantee’s RSUs have vested, the Grantee’s unvested RSUs shall be automatically forfeited upon the Grantee’s Termination of Affiliation and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Award Agreement.

3.         Settlement of Award.

(a)       Subject to Section 9 hereof, promptly following the vesting date, and in any event no later than June 15 of the calendar year following the calendar year in which such vesting occurs, the Company shall (a) issue and deliver to the Grantee the number of shares of Common Stock of the Company (“Shares”) equal to the number of Vested Units; and (b) enter the Grantee’s name on the books of the Company as the stockholder of record with respect to the Shares delivered to the Grantee.

(b)       Notwithstanding anything herein to the contrary, no transfer of Shares shall become effective until the Company determines that such transfer, issuance, and delivery is in compliance with all applicable laws, regulations of government authority, and the requirements of any securities exchange on which Shares may be traded.

(c)       The Compensation Committee may, as a condition to the issuance of Shares, require the Grantee to make covenants and representations and/or enter into agreements with the Company to reflect the Grantee’s rights and obligations as a stockholder of the Company and any limitations and restrictions on such Shares.

(d)       The transfer of Shares pursuant to this Award Agreement shall be effectuated by an appropriate entry on the books of the Company, the issuance of certificates representing such shares (bearing such legends as the Compensation Committee deems necessary or desirable), the transfer of shares to a brokerage account in the name of the Grantee, and/or other appropriate means as determined by the Compensation Committee.

(e)       Unless and until any Shares are issued in settlement of the Award on the Settlement Date, the Award shall not confer to the Grantee any rights or status as a stockholder of the Company. Unless otherwise determined by the Compensation Committee, the Grantee will have no rights to receive Dividend Equivalents in respect of the RSUs.

4.       Nontransferability. Subject to any exceptions set forth in this Award Agreement or the Plan, during the Restricted Period and until such time as the RSUs are settled in accordance with Section 3, the RSUs or the rights relating thereto may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Grantee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the RSUs or the rights relating thereto shall be wholly ineffective and, if any such attempt is made, the RSUs will be forfeited by the Grantee and all of the Grantee’s rights to such units shall immediately terminate without any payment or consideration by the Company.

5.         Grantee Representations. By accepting the Award, the Grantee represents and acknowledges the following:

(a)       The Grantee has received a copy of the Plan, has reviewed the Plan and this Award Agreement in their entirety, and has had an opportunity to obtain the advice of independent legal counsel prior to accepting the Award.

(b)       The Grantee has had the opportunity to consult with a tax advisor concerning the tax consequences of accepting the Award, and understands that the Company makes no representation regarding the tax treatment as to any aspect of the Award, including the grant, vesting, settlement, or conversion of the Award.

(c)       The Grantee understands that neither the grant of this Award nor the Grantee’s participation in the Plan confers any right to continue in the service of the Company or to receive any other award or amount of compensation, whether under the Plan or otherwise, and no payment of any award under the Plan will be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, or other benefit plan of the Company or any Affiliate except as otherwise specifically provided in such other plan.

(d)       The Grantee consents to the collection, use, and transfer, in electronic or other form, of the Grantee’s personal data by the Company, any Affiliate, the Compensation Committee, and any third party retained to administer the Plan for the exclusive purpose of administering the Award and Grantee’s participation in the Plan. The Grantee agrees to promptly notify the Company of any changes in the Grantee’s name, address, or contact information during the entire period of Plan participation.

6.         Adjustments. If there is a change in the outstanding Shares due to a stock dividend, split, or consolidation, or a recapitalization, corporate change, corporate transaction, or other similar event relating to the Company, the Compensation Committee may adjust the number of RSUs subject to the Award in accordance with Section 4.2 of the Plan.

7.         Tax Liability and Withholding.

(a)       The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the RSUs and to take all such other action as the Compensation Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Compensation Committee may permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Shares from the Shares otherwise issuable or deliverable to the Grantee as a result of the vesting of the RSUs; provided, however, that no Shares shall be withheld with a value exceeding the maximum amount of tax required to be withheld by law; and (iii) delivering to the Company previously owned and unencumbered Shares.

(b)       Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (i) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the RSUs or the subsequent sale of any shares; and (ii) does not commit to structure the RSUs to reduce or eliminate the Grantee’s liability for Tax-Related Items.

8.         Compliance with Law. The issuance and transfer of Shares shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s Shares may be listed. No Shares shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.

9.         Notices. Any notice required to be delivered to the Company under this Award Agreement shall be in writing and addressed to the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Award Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

10.       Governing Law. This Award Agreement will be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles.

11.       Interpretation. Any dispute regarding the interpretation of this Award Agreement shall be submitted by the Grantee or the Company to the Compensation Committee (excluding the Grantee if the Grantee serves on the Compensation Committee) for review. The resolution of such dispute by the Compensation Committee shall be final and binding on the Grantee and the Company.

12.       RSUs Subject to Plan. This Award Agreement is subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

13.       Successors and Assigns. The Company may assign any of its rights under this Award Agreement. This Award Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Award Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the RSUs may be transferred by will or the laws of descent or distribution.

14.       Severability. The invalidity or unenforceability of any provision of the Plan or this Award Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Award Agreement, and each provision of the Plan and this Award Agreement shall be severable and enforceable to the extent permitted by law.

15.       Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled, or terminated by the Company at any time, in its discretion. The grant of the RSUs in this Award Agreement does not create any contractual right or other right to receive any RSUs or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s service to the Company.

16.       Amendment. The Compensation Committee has the right to amend, alter, suspend, discontinue, or cancel the RSUs, prospectively or retroactively; provided that no such amendment shall adversely affect the Grantee’s material rights under this Award Agreement without the Grantee’s consent.

17.       Section 409A. This Award Agreement is intended to comply with Section 409A of the Code or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Award Agreement comply with Section 409A of the Code and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A of the Code.

18.       Counterparts. This Award Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Award Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.

19.       Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Award Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the RSUs subject to all of the terms and conditions of the Plan and this Award Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the vesting or settlement of the RSUs or disposition of the underlying shares and that the Grantee has been advised to consult a tax advisor prior to such vesting, settlement or disposition.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Award Agreement as of the date first above written.

KORU MEDICAL SYSTEMS, INC.

By:_________________________________

Name:_______________________________

Title:________________________________

GRANTEE

_____________________________________

Grantee’s Name:_______________________

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